Exhibit 99.1

FOR IMMEDIATE RELEASE

Reliability Incorporated Launches Reliability Workplace Solutions

New subsidiary begins with a dedicated Healthcare IT practice

ASHBURN, Va., September 24, 2026 - Reliability Incorporated (OTC: RLBY) today announced the launch of Reliability Workplace Solutions, LLC, a wholly owned subsidiary that will provide specialized staffing, employer-of-record (“EOR”) and workforce-management services. Its initial practice will focus on Healthcare Information Technology.

Reliability Workplace Solutions builds on the infrastructure and operating experience of Maslow Media Group, Inc., the Company’s established staffing and workforce-management subsidiary. The new subsidiary will apply that service model - including talent acquisition, workforce administration, payroll support and compliance management - to specialized professional markets under the Reliability brand.

“Reliability Workplace Solutions gives us a platform to extend capabilities developed through decades of managing complex workforce requirements,” said Mark Speck, President and Chief Financial Officer of Reliability Incorporated. “Healthcare IT is a disciplined and natural first step in that expansion.”

Healthcare IT Practice

The Healthcare IT practice will support project-based, contract, contract-to-hire and direct-hire needs. Initial areas of focus include healthcare information systems, implementation and integration, data and analytics, cybersecurity, infrastructure and related technology disciplines.

Reliability Workplace Solutions will operate under the executive oversight of John Pickeral, Executive Vice President and Chief Operating Officer of Reliability Incorporated. Pickeral leads client services, recruiting, marketing and business development across the Company’s operating businesses.

Ryan Hadley will lead the Healthcare IT practice under Pickeral’s executive leadership. Hadley has more than a decade of healthcare staffing and business-development experience. Before joining Reliability Workplace Solutions, he served as Director of Business Development with AMN Healthcare and previously worked in Mindseeker Professional Services’ healthcare division.

“Healthcare organizations need professionals who understand sophisticated technology environments and the distinct operating requirements of healthcare,” said Hadley. “Our goal is to be a responsive and dependable workforce partner that understands each client’s needs and connects the client with qualified, specialized talent.”

Maslow Media Group will continue to operate under its established brand and serve its longstanding media, broadcast, production and related markets.

About Reliability Incorporated

Reliability Incorporated (OTC: RLBY) provides workforce-management solutions through its operating subsidiaries, including staffing, EOR, direct-hire and related professional services. For more information, visit www.rlby.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws, including statements regarding the Company’s plans, objectives, strategies and expansion into new markets and service areas. These statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers should not place undue reliance on forward-looking statements. Reliability Incorporated undertakes no obligation to update any forward-looking statement except as required by law.

Investor and Media Contact

Mark Speck

President and Chief Financial Officer

Reliability Incorporated

Investorrelations@RLBY.com

202-965-1100 ext. 103

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